Exhibit 31.2

CERTIFICATION

I, Lora Ramsey, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A for the three months ended June 30, 2012 of MedCath Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 6, 2012

By:	/s/ LORA RAMSEY
Lora Ramsey
Vice President and Chief Financial Officer (principal financial and accounting officer)